Exhibit 2.1

                                ESCROW AGREEMENT

     ESCROW AGREEMENT, dated of July 16, 2004 (this "Agreement"), by and among by and among HRPT Properties Trust, a Maryland real estate investment trust ("Parent"), HRP GP, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (the "Successor GP"), Hallwood Realty, LLC, a Delaware limited liability company (the "General Partner"), Hallwood Commercial Real Estate, LLC, a Delaware limited liability company ("HCRE"), HWG, LLC, a Delaware limited liability company ("HWG, LLC"), HWG Realty Investors, LLC, a Delaware limited liability company ("HWG Realty"), HWG 98 Advisors, Inc., a Delaware corporation ("HWG98"), HWG 95 Advisors, Inc., a Delaware corporation ("HWG95"), and Wachovia Bank, National Association, as Escrow Agent (the "Escrow Agent"). The General Partner, HCRE, HWG, LLC, HWG Realty, HWG98 and HWG95 are referred to collectively as the "Sellers."

                                 R E C I T A L S

     The Parties to this Agreement are parties to a Purchase Agreement dated April 16, 2004 as amended (the "Purchase Agreement"), pursuant to which the Sellers will transfer and deliver to the Successor GP partnership interests in Hallwood Realty Partners, L.P. ("Hallwood") and its subsidiaries and membership interests in certain affiliates of Hallwood. Capitalized terms not defined in this Agreement shall have the meanings given therefore in the Purchase Agreement.

     Article V of the Purchase Agreement provides for indemnification by Indemnitor for Losses of Parent Indemnitee.

     NOW, THEREFORE, it is agreed:

     1. Appointment of Escrow Agent; Escrow Deposit. Parent, the Successor GP and the Sellers hereby appoint the Escrow Agent as the escrow agent under this Agreement, and the Escrow Agent accepts such appointment according to the terms and conditions set forth herein. On the date hereof, the Parent and the Successor GP have caused $18,500,000 to be delivered to the Escrow Agent by wire transfer of immediately available funds. All of such amount, but exclusive of any interest accrued thereon, shall be hereinafter referred to as the "Escrow Deposit." The Escrow Agent hereby acknowledges receipt of the Escrow Deposit. The Escrow Agent shall hold, invest, reinvest, manage, administer, distribute and dispose of the Escrow Deposit and any interest earned thereon in accordance with the terms and conditions of this Agreement.

     2. Investment of Escrow Deposit. Until the termination of this Agreement, the Escrow Deposit, together with any interest earned thereon, shall be invested pursuant to the written instructions of HWG, LLC, which may be sent to the Escrow Agent from time to time, solely in one or more of the investments referred to below:

          (a) interest bearing time deposits with maturity dates of ninety (90) days or less of any bank located within the United States of America, including one or more accounts maintained in the commercial banking department (if any) of the Escrow Agent; provided that any amount held on deposit in any bank not having unsecured, non-subordinated indebtedness outstanding that is rated as "investment grade" by a nationally recognized


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     rating  agency shall be so invested only if such amount is fully insured by the Federal Deposit Insurance Corporation ("FDIC");

          (b) certificates of deposit with maturity dates of ninety (90) days or less issued by the commercial banking department (if any) of the Escrow Agent, or of any bank located in the United States of America, provided that either (A) any such bank shall have unsecured, non-subordinated indebtedness outstanding that is rated as "investment grade" by a nationally recognized rating agency, or (B) the full amount of each and every certificate of deposit issued by any such bank to the Escrow Agent hereunder shall be fully insured by the FDIC;

          (c) direct obligations of, or obligations guaranteed as to all principal and interest by, the United States of America, in each case with maturity dates of ninety (90) days or less;

          (d) repurchase agreements with maturity dates of ninety (90) days or less that are fully secured as to payment of principal and interest by collateral consisting of obligations described in Sections 2(a) through (c) above;

          (e) commercial paper with maturity dates of ninety (90) days or less that is rated A-1 by Standard & Poor's Corporation or Prime-1 by Moody's Investors Service, Inc., or better; or

          (f)  investments  in   institutional   money  market  funds  investing
     principally in obligations permitted by Sections 2(a) through (e) above.

     The parties acknowledge that the Escrow Agent shall not be responsible for any diminution in the Escrow Deposit due to losses resulting from investments made pursuant to this Agreement.

     3. Payments From Escrow. The Escrow Agent shall hold the Escrow Deposit in escrow in accordance with this Agreement and shall make payments from the Escrow Deposit only as follows or as provided in Section 9 below:

          (a) Parent Indemnitee shall be paid such amounts as are authorized to be paid to Parent Indemnitee pursuant to Section 4(a) below.

          (b) The Sellers shall be paid such amounts as are authorized to be paid to the Sellers pursuant to Section 4(b).

          (c) On July 15, 2005 (the "Termination Date"), the Sellers shall be paid an amount equal to the entire balance of the Escrow Deposit then remaining, minus the aggregate of the then existing Claims Reserves (hereafter defined) for Open Claims (hereafter defined).

          (d) Within two (2) banking days of the Escrow Agent's having been given a copy of a Final Determination (as hereafter defined) for an Open Claim, the amount payable to Parent Indemnitee under the Final Determination for such Open Claim shall be paid to Parent Indemnitee from

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     the Claim  Reserve  for such Open Claim as  provided  in Section  4(a) and, after the later of the date of Final Determination of all Open Claims and payment to Parent Indemnitee in respect thereof and the Termination Date, the balance of such Claim Reserve, if any, shall then be paid to Sellers.

          (e) Within two (2) banking days of the Escrow Agent's having been given a copy of a Final Termination Determination (as hereafter defined) for an Open Request, the amount payable to Sellers under the Final
     Termination Determination for such Open Request shall be paid to Sellers from the Request Reserve for such Open Request as provided in Section 4(b) provided that on the Termination Date, the balance of such Request Reserve, if any, shall be paid to Sellers.

          (f) Any payment required to be made hereunder by the Escrow Agent from the Escrow Deposit shall be delivered in accordance with written instructions given to the Escrow Agent by the party entitled under this Agreement to receive such payment.

     4. Payment and Return Procedures.

          (a) The procedure for payment of Parent Indemnitee claims from the Escrow Deposit shall be as follows:

               (i) From time to time prior to the Termination Date, Parent Indemnitee may request payment from the Escrow Deposit pursuant to
          Article V of the Purchase Agreement by giving written notice of Parent Indemnitee's claim to the Escrow Agent and HWG, LLC, certifying in such notice the nature of the claim, the amount thereof if then ascertainable and, if not then ascertainable, a good faith estimate of the estimated amount thereof and the provision(s) in the Purchase Agreement on which the claim is based and the method by and date on which such notice was given to each recipient.

               (ii) If,  within  twenty  (20) days  after  receipt by the Escrow
          Agent of the written notice of a claim from Parent Indemnitee in accordance with Section 4(a)(i), the Escrow Agent has not received written objection to such claim from HWG, LLC, the claim stated in such notice shall be conclusively deemed to be approved by HWG, LLC and the Escrow Agent shall promptly thereafter pay to Parent Indemnitee from the Escrow Deposit the amount of such claim to the extent of the funds in the Escrow Deposit.

               (iii) If within said twenty (20) days the Escrow Agent shall have received from HWG a written objection to the claim by Parent Indemnitee, certifying the nature of and grounds for such objection (a copy of which objection shall in each case be sent simultaneously to each of Parent Indemnitee and Parent by HWG, LLC, in accordance with the provisions of Section 14 below), then such claim shall be deemed to be an "Open Claim" and the Escrow Agent shall reserve within the Escrow Deposit an amount equal to the amount of the Open Claim (which amount for each Open Claim is referred to as the "Claim Reserve").

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               (iv) The  amount  constituting  the Claim  Reserve  for each Open
          Claim shall be paid by the Escrow Agent from the Escrow Deposit to Parent Indemnitee either (i) in accordance with a joint written instruction of Parent Indemnitee and HWG, LLC or (ii) if and to the
          extent   consistent   with  a  certified   copy  of  a  final   order,
          determination, finding, judgment and/or award issued by a court of competent jurisdiction or a final order in arbitration, sent to the
          Escrow  Agent  by  Parent  Indemnitee,   which  order,  determination,
          finding, judgment and/or award has been finally affirmed on appeal or which by lapse of time or otherwise is no longer subject to appeal (each of (i) and (ii), a "Final Determination").

          (b) The procedure for return of the Escrow Deposit (or portions thereof) to the Sellers prior to the Termination Date shall be as follows:

               (i) Prior to the Termination Date (A) after final termination, by release, dismissal with prejudice or final order or judgment
          (including, in each case, the exhaustion of any and all appeals) ("Final Termination") of all claims of all Unit holders relating to the tender offer from High River Limited Partnership or the Merger (including the allocation of the consideration among the General Partner and its affiliates, on the one hand, and Unit holders other than the General Partner and its affiliates, on the other), including, without limitation, the Current Actions (collectively, the "Claims"), HWG, LLC may request the return of the balance of the Escrow Deposit then remaining including any Request Reserve (as defined herein), less any Claim Reserves, by giving written notice to the Escrow Agent and Parent; and (B) from time to time, after Final Termination of all Claims of one or more Unit holders, HWG, LLC may request the return of an amount equal to $9.00 for each Unit held by such Unit holder by giving written notice to the Escrow Agent and Parent. Any notice pursuant to this Section 4(b) shall certify that there has been a Final Termination and shall include copies of the document(s) evidencing the Final Termination.

               (ii) If, within twenty (20) days after receipt by the Escrow Agent of the request from HWG, LLC in accordance with Section 4(b)(i), the Escrow Agent has not received written objection to such request from Parent, the request shall be conclusively deemed to be approved by Parent and the Escrow Agent shall promptly thereafter return to Sellers the balance of the Escrow Deposit then remaining, including any Request Reserve, in the case of a request pursuant to Section 4(b)(i)(A), less any Claim Reserves, or an amount equal to $9.00 for each Unit held by a Unit Holder with respect to which there has been a Final Determination to the extent of the funds in the Escrow Deposit, minus the aggregate of the then existing Claims Reserves, in the case of a request pursuant to Section 4(b)(i)(B).

               (iii) If within said twenty (20) days the Escrow Agent shall have received from Parent a written objection to the request by HWG,LLC, certifying the nature of and grounds for such objection (a copy of which objection shall in each case be sent simultaneously to HWG, LLC by Parent, in accordance with the provisions of Section 14 below),


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          then such  request  shall be deemed  to be an "Open  Request"  and the
          Escrow Agent shall reserve within the Escrow Deposit an amount equal to the amount of the Open Request (which amount for each Open Request is referred to as the "Request Reserve").

               (iv) The amount constituting the Request Reserve for each Open Request shall be paid by the Escrow Agent from the Escrow Deposit to Sellers either (i) in accordance with a joint written instruction of HWG, LLC and Parent or (ii) if and to the extent consistent with a certified copy of a final order, determination, finding, judgment and/or award issued by a court of competent jurisdiction or a final order in arbitration, sent to the Escrow Agent by HWG, LLC, which order, determination, finding, judgment and/or award has been finally affirmed on appeal or which by lapse of time or otherwise is no longer subject to appeal (each of (i) and (ii), a "Final Termination Determination").

          (c) The parties to this Agreement acknowledge and agree that all instructions, directions or other communications given by Parent Indemnitee shall be made pursuant to a writing signed by Parent Indemnitee (or a duly authorized officer of Parent Indemnitee, as applicable), and that all instructions, directions or other communications given by HWG, LLC shall be made pursuant to a writing signed by a duly authorized officer of HWG, LLC.

     5. Resignation of Escrow Agent. Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by giving ten (10) days prior written notice to Parent and HWG, LLC specifying a date when such resignation shall take effect. Upon any such notice of resignation, the parties to this Agreement shall unanimously appoint a successor Escrow Agent hereunder prior to the effective date of such resignation. The retiring Escrow Agent shall transmit all records pertaining to the Escrow Deposit and shall pay the entire Escrow Deposit to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder. After any retiring Escrow Agent's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Agreement. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all of the escrow business of the Escrow Agent's corporate trust line of business may be transferred, shall be the Escrow Agent under this Agreement without further act.

     6. Liability of Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Agreement. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent's gross negligence or willful misconduct was the primary cause of any loss to a party to this Agreement. Escrow Agent's sole responsibility shall be for the safekeeping and disbursement of the Escrow Funds in accordance with the terms of


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this Escrow Agreement.  Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein which Escrow Agent shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages (including, but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Deposit, any account in which Escrow Deposit is deposited, this Agreement or the Purchase Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. The reasonable fees and expenses of any such counsel shall be payable upon demand in accordance with the provisions of Section 9 hereof.

     The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Deposit, without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrow Deposit is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

     7. Indemnification of Escrow Agent. From and at all times after the date of this Agreement, each of the parties to this Agreement, jointly and severally, shall, to the fullest extent permitted by law, defend, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation any party to this Agreement, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of


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performance of this Agreement or any transactions  contemplated herein,  whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid upon demand in accordance with the provisions of
Section 9 hereof. The payment obligations under this Section 7 shall survive any termination of this Agreement and the resignation or removal of Escrow Agent.

     The parties agree that neither any payment of any claim by Escrow Agent for indemnification hereunder nor the disbursement of any amounts to Escrow Agent from the Escrow Deposit in respect of a claim by Escrow Agent for indemnification shall impair, limit, modify, or affect the respective rights and obligations of any party to this Agreement under the Purchase Agreement.

     8. Banking Days. If any date on which the Escrow Agent is required to make an investment or a delivery pursuant to the provisions hereof is not a banking day, then the Escrow Agent shall make such investment or delivery on the next succeeding banking day.

     9. Fees and Expenses of Escrow Agent. The Escrow Agent shall be compensated for its services hereunder in accordance with Schedule A attached hereto and, in addition, shall be reimbursed for all of its reasonable out-of-pocket expenses, including attorneys' fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. The additional provisions and information set forth on Schedule A are hereby incorporated by this reference, and form a part of this Agreement. All of the compensation and reimbursement obligations set forth in this Section 9 shall be payable upon demand by Escrow Agent. The obligations under this Section 9 shall survive any termination of this Agreement and the resignation or removal of Escrow Agent. If the Escrow Agent presents a written demand to Successor GP and HWG, LLC for amounts payable under this Section 9 and such amounts are not paid within 15 business days, Escrow Agent is authorized to, and may, disburse to itself from the Escrow Deposit, from time to time, the amount of any compensation and reimbursement of out-of-pocket expenses due and payable hereunder (including any amount to which Escrow Agent or any Indemnified Party is entitled to seek indemnification pursuant to Section 7 hereof). Escrow Agent shall notify each of the parties to this Agreement of any disbursement from the Escrow Deposit to itself or any Indemnified Party in respect of any compensation or reimbursement hereunder and shall furnish to each of the parties to this Agreement copies of all related invoices and other statements. The parties to this Agreement hereby grant to Escrow Agent and the Indemnified Parties a security interest in and lien upon the Escrow Deposit to secure all obligations with respect to the right to offset the amount of any compensation or reimbursement due any of them hereunder (including any claim for indemnification pursuant to Section 7 hereof) against the Escrow Deposit. If for any reason funds in the Escrow Deposit is insufficient to cover such compensation and reimbursement, such amounts shall b promptly laid to Escrow Agent or any Indemnified Party upon receipt of an itemized invoice. All amounts payable under this Section 9 shall be paid one-half by Successor GP and one-half by HWG, LLC.


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     10.  Representations and Warranties.  Each of the parties to this Agreement respectively makes the following representations and warranties to Escrow Agent:

          (a) It is duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization, and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

          (b) This Agreement has been duly approved by all necessary action, including any necessary shareholder or membership approval, has been executed by its duly authorized officers, and constitutes its valid and binding agreement enforceable in accordance with its terms.

          (c) The execution, delivery, and performance of this Agreement is in accordance with the Purchase Agreement and will not violate, conflict with, or cause a default under its articles of incorporation, articles of organization, bylaws, management agreement or other organizational document, as applicable, any applicable law or regulation, any court order or administrative ruling or decree to which it is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including without limitation the Purchase Agreement, to which it is a party or any of its property is subject.

          (d) The applicable persons designated on Schedule A hereto have been duly appointed to act as its representatives hereunder and have full power and authority to execute and deliver any notices or instructions under this Agreement, to amend, modify or waive any provision of this Agreement and to take any and all other actions under this Agreement, all without further consent or direction from, or notice to, it or any other party.

          (e) No party other than the parties hereto has, or shall have, any lien, claim or security interest in the Escrow Deposit or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Deposit or any part thereof.

          (f) All of its representations and warranties contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement of the Escrow Deposit.

     11. Identifying Information. Each of the parties to this Agreement acknowledges that a portion of the identifying information set forth on Schedule A is being requested by the Escrow Agent in connection with the USA Patriot Act, Pub.L.107-56 (the "Act"), and agrees to provide any additional information requested by the Escrow Agent in connection with the Act or any similar legislation or regulation to which Escrow Agent is subject, in a timely manner. Each of the parties to this Agreement represents that all identifying information set forth on Schedule A, including without limitation, its Taxpayer Identification Number assigned by the Internal Revenue Service or any other taxing authority, is true and complete on the date hereof and will be true and complete at the time of any disbursement of the Escrow Deposit.


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     12.  Suspension of Performance;  Disbursement  Into Court. If, at any time,
(i) there shall exist any dispute between the parties to this Agreement with respect to the holding or disposition of all or any portion of the Escrow Deposit or any other obligations of Escrow Agent hereunder, (ii) Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of all or any portion of the Escrow Deposit or Escrow Agent's proper actions with respect to its obligations hereunder, or (iii) the parties have not within 30 days of the furnishing by Escrow Agent of a notice of resignation pursuant to
Section 5 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

          (a) suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be).

          (b) petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court, for holding and disposition in accordance with the instructions of such court, the Escrow Deposit, after deduction and payment to Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

     Escrow Agent shall have no liability to the parties to this Agreement, their respective shareholders or members or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Deposit or any delay in or with respect to any other action required or requested of Escrow Agent.

     13. No Right of Set-off. The Escrow Agent acknowledges and agrees that it is holding the Escrow Deposit in its capacity as escrow agent and that it has no right to apply amounts in the Escrow Deposit against any obligations of the other parties to this Agreement that do not arise under this Agreement.

     14. Notice. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be deemed to have been given when the writing is delivered if given or delivered by hand, overnight delivery service or facsimile transmitter (with confirmed receipt) to the address or facsimile number set forth on Schedule A hereto, or to such other address as each party may designate for itself by like notice, and shall be deemed to have been given on the date deposited in the mail, if mailed, by first-class, registered or certified mail, postage prepaid, addressed as set forth on Schedule A hereto, or to such other address as each party may designate for itself by like notice.

     15. Entire Agreement. This Agreement, together with the Purchase Agreement and related exhibits and schedules, contains the entire understanding of the parties hereto with respect to the transactions contemplated hereby. This Agreement may be amended, modified, supplemented or altered only by a writing duly executed by Parent, the Successor GP, each of the Sellers and the Escrow Agent and any prior agreements or understandings, whether oral or written, are entirely superseded hereby.

     16. Successors and Assigns. Except as otherwise expressly provided in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

     17. Payment and Taxation of Interest Earned on Investments of Escrow Deposit. An amount equal to 100% of any and all interest or other income accrued or earned on the Escrow Deposit shall be paid to HWG, LLC as promptly as practicable following March 31, June 30, September 30 and December 31 of each year in which all or any portion of the Escrow Deposit remains undistributed pursuant to the terms of this Agreement. HWG, LLC hereby acknowledges that, for federal and state income tax purposes, any interest earned on the investment of the Escrow Deposit shall be income of HWG, LLC. The Escrow Agent shall be responsible for reporting any interest earned to HWG, LLC.

     18. No Waiver. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any right of further exercise or the exercise of any other right, power or privilege.

     19. Severability. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

     20. Governing Law; Jurisdiction. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof. The parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, the state courts of the State of Delaware.

     21. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

     22. Substitution of Escrow Deposit. If at any time during the term of this Agreement, Sellers desire to replace the Escrow Deposit with an irrevocable letter of credit ("Letter of Credit") they may do so provided the issuer of the Letter of Credit, the term and the drawing terms are reasonably acceptable to Parent. Upon receipt of a joint written instruction of Parent and HWG, LLC accompanied by a Letter of Credit in an amount equal to the then balance of the Escrow Deposit, minus the aggregate of the then existing Claim Reserves, Escrow Agent shall release then balance of the Escrow Deposit and any accrued interest, minus the aggregate of the then existing Claims Reserves, to HWG, LLC. The Escrow Agent shall hold the Letter of Credit as the Escrow Deposit pursuant to this Agreement and shall make drawings on the Letter of Credit to satisfy claims and to establish Claim Reserves, if required pursuant to Section 4.

     23. Nonliability of Trustees. THE DECLARATION OF TRUST ESTABLISHING THE PARENT, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HRPT PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE PARENT SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE PARENT. ALL PERSONS DEALING WITH THE PARENT, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE PARENT FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first written above.

                                         HRPT PROPERTIES TRUST


                                         By:  /s/ Adam D. Portnoy
                                              --------------------------------
                                         Name:   Adam D. Portnoy
                                         Title:  Executive Vice President


                                         HRP GP, LLC


                                         By:  /s/ Adam D. Portnoy
                                              --------------------------------
                                         Name:   Adam D. Portnoy
                                         Title:  Executive Vice President


                                         HALLWOOD REALTY, LLC


                                         By:  /s/ John G. Tuthill
                                              --------------------------------
                                         Name:   John G. Tuthill
                                         Title:  Executive Vice President


                                         HALLWOOD COMMERCIAL REAL
                                         ESTATE, LLC


                                         By:  /s/ John G. Tuthill
                                              ---------------------------------
                                         Name:   John G. Tuthill
                                         Title:  Executive Vice President

                                         HWG, LLC


                                         By:  /s/ John G. Tuthill
                                              --------------------------------
                                         Name:   John G. Tuthill
                                         Title:  Executive Vice President


                                         HWG REALTY INVESTORS, LLC


                                         By:  /s/ John G. Tuthill
                                              --------------------------------
                                         Name:   John G. Tuthill
                                         Title:  Executive Vice President


                                         HWG 98 ADVISORS, INC.


                                         By:  /s/ John G. Tuthill
                                              --------------------------------
                                         Name:   John G. Tuthill
                                         Title:  Executive Vice President


                                         HWG 95 ADVISORS, INC.


                                         By:  /s/ John G. Tuthill
                                              --------------------------------
                                         Name:   John G. Tuthill
                                         Title:  Executive Vice President


                                         WACHOVIA BANK, NATIONAL ASSOCIATION
                                         as Escrow Agent

                                         By:  /s/ Evangelos Ntaves
                                              --------------------------------
                                         Name:   Evangelos Ntaves
                                         Title:  Assistant Vice President



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